Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-259110 on Form S-1 of our report dated March 15, 2022, relating to the financial statements of Sovos Brands, Inc. appearing in this Annual Report on Form 10-K for the year ended December 25, 2021.

/s/ Deloitte & Touche LLP

Denver, Colorado

March 15, 2022